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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Highland Distressed Opportunities, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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HIGHLAND DISTRESSED OPPORTUNTIES, INC.
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
May 20, 2008
RE: Upcoming Annual Meeting of Stockholders
Dear Stockholder:
We need your help. The Annual Meeting of Stockholders of your Company, Highland Distressed Opportunities, Inc., is approaching and we still have not received your important vote. Your vote is extremely important, regardless of the number of shares that you own. Please take a moment now to cast your vote so that your shares may be represented in time for the Meeting on June 6, 2008 at 8:00 a.m. Central Time.
The Board of Trustees recommends a vote in IN FAVOR of the proposals detailed in the proxy statement.
PLEASE VOTE TODAY so that your shares may be represented in time for the upcoming Annual Meeting. Another copy of your ballot(s) has been enclosed with this letter for your convenience. Should you have any questions regarding the proposals, please call this toll-free number 1-866-387-9392. The following voting options have been set up for your convenience.

1.	Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

2.	Vote Through the Internet. You may cast your vote using the Internet by logging into the Internet address located on the enclosed proxy ballot(s) and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot(s) in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the first two options above to ensure that your response is received in time for the Annual Meeting on June 6, 2008.
Again, please do not hesitate to call toll-free 1-866-387-9392 if you have any questions regarding this matter. If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation. Thank you for your assistance with this important matter.
Sincerely,

James D. Dondero
President
OBO

HIGHLAND DISTRESSED OPPORTUNTIES, INC.
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
May 20, 2008
RE: Upcoming Annual Meeting of Stockholders
Dear Stockholder:
We need your help. The Annual Meeting of Stockholders of your Company, Highland Distressed Opportunities, Inc., is approaching and we still have not received your important vote. Your vote is extremely important, regardless of the number of shares that you own. Please take a moment now to cast your vote so that your shares may be represented in time for the Meeting on June 6, 2008 at 8:00 a.m. Central Time.
The Board of Trustees recommends a vote in IN FAVOR of the proposals detailed in the proxy statement.
PLEASE VOTE TODAY so that your shares may be represented in time for the upcoming Annual Meeting. Another copy of your ballot(s) has been enclosed with this letter for your convenience. Should you have any questions regarding the proposals or to cast your vote by phone, please call this toll-free number 1-866-387-9392. The following voting options have been set up for your convenience.

1.	Vote by Telephone. You may cast your vote by calling our toll-free proxy hotline at 1-866-387-9392. Representatives are available to record your vote Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

3.	Vote Through the Internet. You may cast your vote using the Internet by logging into the Internet address located on the enclosed proxy ballot(s) and following the instructions on the website.

4.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot(s) in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the first three options above to ensure that your response is received in time for the Annual Meeting on June 6, 2008.
Again, please do not hesitate to call toll-free 1-866-387-9392 if you have any questions regarding this matter. If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation. Thank you for your assistance with this important matter.
Sincerely,

James D. Dondero
President
NOBO